As filed with the Securities and Exchange Commission on November 18, 1998
                                                 Registration No. 333-________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                TELEGLOBE INC.
            (Exact name of registrant as specified in its charter)

                Canada                               98-0115049
    (State or other jurisdiction        (I.R.S. employer identification no.)
  of incorporation or organization)

                       1000, rue de La Gauchetiere ouest
                               Montreal (Quebec)
                                Canada H3B 4X5
                         (Address, including zip code,
                 of Registrant's principal executive offices)

                     Excelcom, Inc. 1995 Stock Option Plan
                Excelcom, Inc. 1997 Director Stock Option Plan
      Excelcom, Inc. Director Stock Option Plan with Ronald A. McDougall
 Telco Communications Group, Inc. Amended and Restated 1994 Stock Option Plan
               Excel Communications, Inc. 1997 Stock Option Plan
          Excel Communications, Inc. 1997 Director Stock Option Plan
                           (Full title of the plan)

                               Andre Bourbonnais
                       1000, rue de La Gauchetiere ouest
                               Montreal (Quebec)
                                Canada H3B 4X5
                    (Name and address of agent for service)
                                (514) 868-7722
         (Telephone number, including area code, of agent for service)

             Copies of all notices, orders and communications to:

                          Philip T. Ruegger III, Esq.
                          Simpson Thacher & Bartlett
                             425 Lexington Avenue
                           New York, New York 10017

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
                        CALCULATION OF REGISTRATION FEE

                                     Proposed       Proposed
                                      maximum        maximum       Amount
    Title of          Amount         offering       aggregate        of
 securities to         to be           price        offering    registration
 be registered    registered<F1>   per share<F1>    price<F2>        fee<F3>

Common Shares .      8,734,146        $26.656      $232,817,396    $64,723

<F1>   Plus an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
<F2>   Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a Common Share on November 13, 1998, as reported on the New York Stock Exchange.
<F3>   The registration fee of $64,723 which has been calculated pursuant to
       Rule 457(c) and (h) under the Securities Act, has been reduced pursuant to Rule 457(b) under the Act by $41,005, the fee previously paid to the Commission on September 3, 1998 pursuant to Section 6(b) of the Act upon the filing by Teleglobe of its Registration Statement on Form F-4 (File No. 333-62945) and related materials with the Commission.

























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                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 (the "Securities Act") and the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                 The following documents filed with the Securities and Exchange Commission by Teleglobe Inc. (the "Company" or "Teleglobe") are incorporated herein by reference:

                 (a) The Company's Registration Statement on Form F-4 (file number 333-62945);

                 (b) The Company's Annual Report on Form 40-F for the fiscal year ended December 31, 1997 (the "Form 40-F");

                 (c)      Amendment No. 1 to the Form 40-F, dated September 4,
         1998;

                 (d)      Amendment No. 2 to the Form 40-F, dated October 9,
         1998;

                 (e) The description of the Company's Common Shares contained in the Form 40-F; and

                 (f) The Company's Reports of Foreign Issuer on Form 6-K, dated May 20, 1998, June 24, 1998, September 3, 1998, October 22, 1998 and November 12, 1998.

                 All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by

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

         reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 6.  Indemnification of Directors and Officers.

         Sections 16 and 17 of the Company's By-Laws provide as follows:

         16.  Limitation of Liability

                 No director or officer of the Corporation shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee or for joining in any receipts or other act for conformity or for any loss or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by order of the Board for, or on behalf of, the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited or from any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto unless the same shall happen through his own wilful act or default. Nothing herein contained shall relieve any director or officer of the Corporation from his duty to act in accordance with the Act or from liability for any breach thereof.

         17. Indemnification

                 The Corporation shall indemnify a director or officer, a former director or officer, or a person who acts or acted at the request of the Corporation as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Corporation or any such body corporate) and the heirs, executors, administrators and legal representatives of such person, from and against all costs, charges and expenses whatsoever, including all amounts paid to settle an action or satisfy a judgment sustained or reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a


                                     II-2
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

         party by reason of being or having been a director or officer of the Corporation or such body corporate if:

                 (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

                 (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty he had reasonable grounds for believing that his conduct was lawful.

                 The Corporation shall, subject to the Act, indemnify such persons to the same extent in respect of any action by or on behalf of the Corporation to procure a judgment in favour of the Corporation to which he is made a party by reason of being or having been a director or an officer of the Corporation if the aforesaid conditions
         (a) and (b) are fulfilled. Subject to the Act, the Corporation shall indemnify every person who has been substantially successful in the defense of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation against all costs, charges and expenses reasonably incurred by such person in respect of such action or proceeding.

                 For greater certainty and without limiting the generality of the foregoing, the Corporation shall indemnify and save harmless such persons from and against any liability sustained by them for the acts, receipts, neglects or defaults of any other director or officer or employee of the Corporation or for joining in any receipt or act for conformity or for any loss, damage or expense of the Corporation arising through the insufficiency or deficiency of title to any property acquired by order of the Board for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss or damages arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation with whom or which any moneys, securities or effects shall be lodged or deposited or for any other loss, damage or misfortune whatsoever which may occur in the execution of the duties of their office or in relation thereto, if the aforesaid conditions
         (a) and (b) are fulfilled. Subject to the Act, the Corporation may purchase and maintain for the benefit of any person referred to in this section insurance against any liability incurred by him under the Act in his capacity as a director or officer of the Corporation.




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

         The Company maintains directors' and officers' liability insurance which insures against liabilities that directors and officers of the Company
may incur in such capacity.                .

Item 8.  List of Exhibits.

  4.1    Excelcom, Inc. 1995 Stock Option Plan (incorporated by reference to
         Exhibit 4.4 to Excelcom Inc.'s Registration Statement on Form S-8, as amended, File No. 333-20061).

  4.2 Excelcom, Inc. 1997 Director Stock Option Plan (incorporated by reference to Exhibit 4.5 of Excelcom Inc.'s Registration Statement on Form S-8, as amended, File No. 333-20061).

  4.3 Excelcom, Inc. Director Stock Option Plan with Ronald A. McDougall (incorporated by reference to Exhibit 4.6 of Excelcom Inc.'s Registration Statement on Form S-8, as amended, File No. 333-20061).

  4.4 Telco Communications Group, Inc. Amended and Restated 1994 Stock Option Plan (incorporated by reference to Exhibit 10.22 to Telco Communications Group Inc.'s Registration Statement on Form S-1, as amended, File No. 333-05857).

  4.5 Excel Communications, Inc. 1997 Stock Option Plan (incorporated by reference to Exhibit 4.4 to Excel Communications, Inc.'s Registration Statement on Form S-8, File No. 333-38149).

  4.6 Excel Communications, Inc. 1997 Director Stock Option Plan (incorporated by reference to Exhibit 4.5 to Excel Communications, Inc.'s Registration Statement on Form S-8, File No. 333-38149).

  5 Opinion and consent of Martineau Walker, counsel to the Registrant.

  23.1   Consent of Raymond Chabot Grant Thornton

  23.2   Consent of Martineau Walker (included in Exhibit 5)

  24 Power of Attorney (incorporated by reference to Exhibit 24.1 to Amendment No. 1 of the Company's Registration Statement on Form F-4 (Commission File No. 333-62945))







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

Item 9.  Undertakings.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such

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securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.





























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                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montreal, Province of Quebec, Country of Canada, on this 16th day of November, 1998.


                                  TELEGLOBE INC.

                                  By:         /s/ Andre Bourbonnais
                                     ---------------------------------------
                                     Name: Andre Bourbonnais
                                     Title: Vice President, Legal Affairs and
                                            Corporate


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.


Signature                                  Capacity
---------                                  --------

Principal Executive Officer:

    Charles Sirois<F1>
-------------------------------            Chairman and Chief
    Charles Sirois                         Executive Officer

Principal Financial Officer:

    Claude Seguin<F1>
-------------------------------            Executive Vice-President and
    Claude Seguin                          Chief Financial Officer

Principal Accounting Officer:

    Francois Laurin<F1>
-------------------------------            Vice-President, Finance and
    Francois Laurin                        Corporate Controller





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Directors:
J. Brian Aune<F1>
Derek H. Burney<F1>
J.V. Raymond Cyr<F1>
Bruno Ducharme<F1>
George A. Fierheller<F1>
Pierre MacDonald<F1>
C. Edward Medland<F1>
Jean C. Monty<F1>
Carmand Normand<F1>
Charles Sirois<F1>
H. Arnold Steinberg<F1>
Peter G. White<F1>
Lynton R. Wilson<F1>

<F1>By:   /s/    Andre Bourbonnais
    -------------------------------
    Name:  Andre Bourbonnais
           (Attorney-in-fact)

November 16, 1998



























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Pursuant to the requirements of the Securities Act of 1933, this Registration
Statement on Form S-8 has been signed below by the undersigned, the Registrant's authorized representative in the United States, on this 16th day of November, 1998.

                                  TELEGLOBE INTERNATIONAL CORPORATION.

                                  By:/s/ Philip Walker
                                     Name:  Philip Walker
                                     Title: Vice-President, Corporate
                                            Development and Regulatory Affairs





































                                     II-9
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                                 EXHIBIT INDEX

Exhibit No.          Description
-----------          -----------

  4.1 Excelcom, Inc. 1995 Stock Option Plan (incorporated by reference to Exhibit 4.4 to Excelcom Inc.'s Registration Statement on Form S-8, as amended, File No. 333-20061)

  4.2 Excelcom, Inc. 1997 Director Stock Option Plan (incorporated by reference to Exhibit 4.5 of Excelcom Inc.'s Registration Statement on Form S-8, as amended, File No. 333-20061)

  4.3                Excelcom, Inc. Director Stock Option Plan with Ronald
                     A. McDougall (incorporated by reference to Exhibit
                     4.6 of Excelcom Inc.'s Registration Statement on Form S-8, as amended, File No. 333-20061)

  4.4 Telco Communications Group, Inc. Amended and Restated 1994 Stock Option Plan (incorporated by reference to
                     Exhibit 10.22 to Telco Communications Group Inc.'s Registration Statement on Form S-1, as amended, File No. 333-05857)

  4.5 Excel Communications, Inc. 1997 Stock Option Plan (incorporated by reference to Exhibit 4.4 to Excel Communications, Inc.'s Registration Statement on Form S-8, File No. 333-38149)

  4.6 Excel Communications, Inc. 1997 Director Stock Option Plan (incorporated by reference to Exhibit 4.5 to Excel Communications, Inc.'s Registration Statement on Form S-8, File No. 333-38149)

  5 Opinion and consent of Martineau Walker, counsel to the Registrant

  23.1               Consent of Raymond Chabot Grant Thornton

  23.2               Consent of Martineau Walker (included in Exhibit 5)

  24 Power of Attorney (incorporated by reference to Exhibit 24.1 to Amendment No. 1 of the Company's Registration Statement on Form F-4, Commission File No. 333-62945)




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